Exhibit 4.45
THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND SUCH WARRANTS WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 4:30 P.M. (VANCOUVER TIME) ON OR BEFORE APRIL 13, 2008.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 13, 2007.
WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL FEBRUARY 13, 2007.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS IN THE JURISDICTION IN WHICH SUCH SECURITIES ARE OFFERED, SOLD OR OTHERWISE TRANSFERRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.
COMMON SHARE PURCHASE WARRANT
To Subscribe for and Purchase
Common Shares of
SPECTRUM SIGNAL PROCESSING INC.

No. ●	Warrant to Purchase ● Common Shares
     THIS IS TO CERTIFY that, for value received, the receipt and sufficiency of which are hereby acknowledged,   ●   (the “Holder”) is entitled, subject to the terms and conditions hereinafter set forth, to subscribe for and purchase from the Corporation   ●   Common Shares (subject to adjustment as hereinafter provided) of the Corporation after exercise of this Warrant, by surrendering to the Corporation at its principal office in the City of Vancouver, Province of British Columbia, this Warrant, together with a subscription form, duly completed and executed, and cash or a certified cheque in lawful money of Canada payable to or to the order of the Corporation for an amount equal to the Exercise Price multiplied by the number of Common Shares then being purchased, on and subject to the terms and conditions set forth below.

1.     Definitions.  In this Warrant, including the preamble, unless there is something in the subject matter or context inconsistent herewith, the following terms shall have the following meanings, respectively:
“Business Day” means a day other than a Saturday, Sunday or statutory holiday in the City of Vancouver, British Columbia;
“Common Shares” means the common shares of the Corporation as the same are constituted on the date hereof, whether now existing or hereafter created, entitling the holder to share in the final distribution of the property and assets of the Corporation upon liquidation, dissolution or winding-up after any fixed payments to the holders of any other class or classes of shares, and includes any shares or securities into which such shares may be converted or changed or which result from a consolidation, subdivision, reclassification or redesignation of Common Shares or other such shares or securities which are received as a stock dividend or distribution payable in Common Shares or other such shares or securities of the Corporation or Common Shares or other such shares or securities received on the exercise of any option, warrant or other similar right and any Common Shares or other such shares or securities which may be received by the parties hereto or bound hereby as a result of an amalgamation, merger, arrangement or other reorganization of or including the Corporation, and where the context permits, includes any Common Shares issuable pursuant to any instrument of the Corporation that is convertible into Common Shares or evidences the right to acquire Common Shares;
“Capital Reorganization” means any reclassification of Common Shares at any time outstanding or a change of Common Shares into other shares or into other securities, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, at any time while this Warrant remains outstanding, in each case, other than a Qualified Sale;
“Corporation” means SPECTRUM SIGNAL PROCESSING INC., a corporation incorporated under the laws of Canada;
“Exercise Price” has the meaning ascribed thereto in Section 2;
“Share Reorganization” has the meaning ascribed thereto in subsection 8.2;
“Subscription Form” means the form of subscription annexed hereto as Schedule “A”; and
“Warrant” means this warrant and any deed or instrument supplemental or ancillary hereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof.
2.     Exercise Price.  This Warrant entitles the Holder to subscribe for and purchase   ●   Common Shares at a price per Common Share of US$0.80 upon exercise of this Warrant, subject to adjustment as hereinafter provided (the “Exercise Price”).
3.     Expiration of Warrants.  All rights under this Warrant in respect of which the right of subscription and purchase therein provided for have not been exercised shall cease and this Warrant shall be wholly void and of no valid or binding effect on the 13th day of April, 2008.
4.     Exercise of Warrants.  The rights represented by this Warrant may be exercised by the Holder, by the surrender of this Warrant, with the attached Subscription Form duly executed, at the principal office of the Corporation at One Spectrum Court 200-2700 Production Way, Burnaby, British Columbia, V5A 4X1 (or such other office or agency of the Corporation as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation at any time during the period within which the rights represented by this Warrant may be exercised) and upon payment to it for the account of the Corporation, by cash or by certified or bank cashier’s cheque, of the Exercise Price for the number of Common Shares in respect of which this Warrant is being exercised. The

Corporation agrees that the shares subscribed for and purchased by exercise of this Warrant shall be and be deemed to be issued to the Holder as the registered owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) Business Days, after the rights represented by this Warrant shall have been so exercised. Notwithstanding the foregoing, this Warrant may not be exercised unless there is a valid exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”) and any applicable state or “blue sky” securities laws available to the Corporation for the issuance of the Common Shares issuable upon exercise of this Warrant; provided that the Corporation may request such information from the Holder as may be necessary or appropriate to determine whether such exemptions from the registration requirements of the Act and any applicable state or “blue sky” securities laws are available to the Corporation in connection with such issuance of Common Shares upon exercise of this Warrant.
5.     Not a Shareholder.  Nothing in this certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.
6.     Legending.  All certificates evidencing Common Shares issued on exercise of the Warrants, shall bear the following legend:
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 13, 2007.”
“WITHOUT THE PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL FEBRUARY 13, 2007.”
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS IN THE JURISDICTION IN WHICH SUCH SECURITIES ARE OFFERED, SOLD OR OTHERWISE TRANSFERRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT.”
7.     No Fractional Shares.  Notwithstanding any provisions to the contrary herein, the Corporation shall not be required to issue any fractional shares in the capital of the Corporation (unless such fractional shares arise from a consolidation of shares) in connection with any exercise of the right to convert this Warrant into Common Shares, and in the event that the calculation of the number of Common Shares issuable upon such exercise results in a number which includes a fraction of whole shares, then the Corporation shall be required to issue the largest number of whole shares into which the Warrant is exercisable, and the remainder of such amount shall be paid in cash at the time of the issuance of the Common Shares in connection with the exercise of this Warrant in an amount determined by the Corporation’s board of directors.

8.     Adjustment of Subscription Rights.
8.1	Capital Reorganization. If at any time while this Warrant remains outstanding there shall be a Capital Reorganization (other than a Capital Reorganization that constitutes a Qualified Sale), and the Holder exercises its right to purchase Common Shares pursuant to this Warrant after the effective date of such Capital Reorganization, the Holder shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which it was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this Section 8 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 8 shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant. The subdivision or consolidation of the Common Shares at any time outstanding into a greater or lesser number of Common Shares shall be deemed not to be a reclassification of the capital of the Corporation for the purposes of this subsection 8.1.

8.2	Share Reorganization. If at any time while this Warrant remains outstanding, the Corporation shall (i) subdivide any outstanding Common Shares into a greater number of Common Shares, or (ii) consolidate any outstanding Common Shares into a lesser number of Common Shares (any of such events in these clauses (i) and (ii) being called a “Share Reorganization”), any holder who exercises its right to purchase Common Shares pursuant to this Warrant after the effective date of such Share Reorganization shall be entitled to receive, and shall accept, the number of Common Shares to which it would have been theretofore entitled if, on the effective date of the Share Reorganization, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon exercise of this Warrant immediately prior to such Share Reorganization.

8.3	Rules Regarding Calculation of Adjustment of Number of Common Shares Purchasable Upon Exercise.
8.3.1	In case the Corporation shall take any action affecting the Common Shares, other than any action described in this Section 8, which would materially affect the rights of the Holder, the number of Common Shares purchasable upon exercise of this Warrant shall be adjusted, in consultation with the Holder.

8.3.2	The adjustments provided for in this Section 8 are cumulative and shall be made successively whenever an event referred to herein shall occur.

8.3.3	In the event of any question arising with respect to the adjustments provided in this Section 8, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation and acceptable to the Holder, acting reasonably (who may be the Corporation’s auditors), such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder.

8.3.4	As a condition precedent to the taking of any action which would result in an adjustment to the number of Common Shares purchaseable upon the exercise of this Warrant, the Corporation shall take any corporate action which may be necessary in order that the securities to which the Holder is entitled on the full exercise of its exercise right in accordance with the provisions hereof shall be available for such purpose and that such shares may be validly and legally issued as fully paid and non-assessable shares.

8.3.5	If the issuance of any Common Shares upon the exercise of this Warrant requires any filing or registration with or approval of any governmental authority or compliance with any other requirement under any law before such shares may be validly issued upon such exercise, the Corporation agrees to take such actions as may be necessary to secure such filing, registration, approval or compliance, as the case may be; provided that, in the event that such filing, registration, approval or compliance is required only by reason of the particular circumstances of or actions taken by any such person, the Corporation will not be required to take such action. The foregoing shall not be deemed to include any obligation on the part of the Corporation to register or qualify the offer or sale of any of its securities by the Corporation, the Holder or any other person under applicable securities laws in any jurisdiction.

8.3.6	The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment in the number of Common Shares purchaseable upon the exercise of this Warrant as above provided, deliver a certificate of an officer of the Corporation to the Holder specifying the nature of the event requiring the adjustment and the amount of the adjustment thereby necessitated and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
9.     Exchange of Warrant.  In the event that this Warrant is exercised for less than the maximum number of Common Shares which may be purchased hereunder, at the time of and as a condition to the obligation of the Corporation to deliver the certificates representing the Common Shares, the Holder shall surrender this Warrant and the Corporation shall issue a new warrant to represent the right to subscribe for the remaining number of Common Shares calculated in accordance with the provisions thereof.
10.   Mutilated or Missing Warrants.  Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Corporation, acting reasonably, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Corporation will issue to the Holder a new warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.
11.   Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The reference to such laws shall not, by conflict of laws, rules or otherwise, require the application of the law of any jurisdiction other than the Province of British Columbia. The Corporation hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia.
12.   Severability.  If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:
(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)	the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

13.     Headings.  The headings of the sections, subsections, paragraphs, subparagraphs and clauses of this Warrant have been inserted for convenience of reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.
14.     Numbering of Articles, etc.  Unless otherwise stated, a reference herein to a numbered or lettered section, subsection, paragraph, subparagraph or schedule refers to the section, subsection, paragraph, subparagraph or schedule bearing that number or letter in this Warrant.
15.     Gender.  Whenever used in this Warrant, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.
16.     Day not a Business Day.  In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.
17.     Binding Effect.  This Warrant and all of its provisions shall enure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Corporation and its successors and permitted assigns. This Warrant is not assignable by the Holder without the prior written consent of the Corporation.
          IN WITNESS WHEREOF the Corporation has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated the 12th day of October, 2006.

SPECTRUM SIGNAL PROCESSING INC.
By:
Name:

SCHEDULE “A”
SUBSCRIPTION FORM
(To be signed only upon exercise of this Warrant)
     The undersigned hereby exercises the within Warrant for the purchase of   ●   Common Shares covered by such Warrant in accordance with the terms and conditions thereof, and herewith makes payment of the exercise price in full.
     The undersigned hereby certifies to the Corporation that (check one):
☐	The undersigned is the original subscriber that purchased this Warrant directly from the Corporation pursuant to a written subscription agreement, the undersigned is exercising this Warrant for its own account, and the undersigned is an “accredited investor” as defined in Rule 501(a) under the United States Securities Act of 1933, as amended (the “Act”), on the date hereof; or

☐	The undersigned is delivering herewith a legal opinion of counsel (which must be satisfactory to the Corporation) to the effect that the exercise of the Warrants is not required to be registered under the Act or any state securities laws.
     The terms “United States” and “U.S. Person” are as defined in Regulation S under the Act.
     The Corporation is instructed to issue certificates for such shares in the name of the undersigned and to deliver the same to the address indicated.

Name

Street and Number	City and Province

Date:

Purchaser’s Signature
[Signature must conform exactly with the name of the registered owner on the form of this Warrant.]

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